SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 18, 2004


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


         Delaware                      1-2691                13-1502798
 (State of Incorporation)      (Commission File Number)     (IRS Employer
                                                          Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)








Item 5.   Other Events

American Airlines, Inc., a wholly owned subsidiary of AMR Corporation, is filing herewith actual fuel cost, unit cost and capacity and traffic information for April and May as well as current fuel cost, unit cost and capacity and traffic expectations for June, the second quarter and the full year 2004.

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 18, 2004






AMR EAGLE EYE

June 18, 2004

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document the words "expects", "plans," "anticipates," "believes," "forecast," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing needs, overall economic conditions, plans and objectives for future operations, the impact on the Company of its results of operations for the past three years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices, capacity estimates and liquidity expectations, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued higher than expected fuel prices; the availability of fuel; the residual effects of the war in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing competition from low cost carriers and historically low fare levels; the ability of the Company to implement its restructuring program and the effect of the program on operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the inability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability of future financing; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


Performance Update

Costs:  Fuel prices are higher than anticipated, and will
negatively impact our 2004 CASM guidance.   Revised mainline CASM
guidance for 2Q04 is 9.6 cents. Full year 2004 fuel price guidance has changed from $0.99/gallon to $1.09/gallon.

Revenue: Despite rising fuel prices, fare levels remain largely unchanged. The limited increases that have been implemented will have a minimal impact on total system revenue. For the second quarter, strong year over year unit revenue performance in April is expected to be largely offset by more difficult year over year comparisons in May and June.

Liquidity: We expect to end the quarter with a cash and short-term investment balance of approximately $3.7 billion, including about $500 million in restricted cash and short-term investments.



                                        Kathy Bonanno
                                        Director Investor Relations





AMR EAGLE EYE


Fuel Forecast

Fuel Hedge Position:
       2Q04:  Hedged on 16% of consumption at $32/bbl WTI Crude

American Mainline Fuel Price Including Hedges and Taxes
                                        Actual              Forecast
                                     Apr     May        Jun   2Q04    2004
       Fuel Price (dollars/gal)     1.05    1.14       1.14   1.11    1.09
       Fuel Consumption (MM gals)  249.8   254.2      253.0  757.0 3,024.7


Unit Cost Forecast

AMR Consolidated Cost per ASM
                                        Actual               Forecast
                                     Apr     May        Jun   2Q04    2004
       AMR Cost per ASM (cents)      9.9    10.1       10.0   10.0    10.0



American Mainline Operations Cost per ASM
                                       Actual                Forecast
                                    Apr     May        Jun    2Q04    2004
       AA Cost per ASM (cents)      9.4     9.6        9.6     9.6     9.5



Capacity and Traffic Forecast

AA Mainline Operations
                                  Actual Yr/Yr H/(L)   Forecast Yr/Yr H/(L)
                                     Apr     May        Jun   2Q04    2004
       Capacity                     8.5%     9.2%       7.5%   8.4%    6.1%
        Domestic                    4.1%     2.6%       2.3%   3.0%    2.7%
        International              19.7%    26.3%      19.7%  23.2%   16.0%

       Traffic                     15.3%     8.5%       7.7%  10.3%    7.7%

Regional Affiliate Operations
                                 Actual Yr/Yr H/(L)    Forecast Yr/Yr H/(L)
                                    Apr     May         Jun   2Q04    2004
       Capacity                    27.5%   25.3%       26.9%  26.5%   26.8%
       Traffic                     36.9%   30.9%       32.3%  33.3%   29.2%